Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Dennis G. Moore
Senior Vice President
Chief Financial Officer
FOR:		(856) 532-6603

6000 Central Highway
Pennsauken, NJ 08109

J & J SNACK FOODS CORP.
ANNOUNCES INCREASE IN
QUARTERLY CASH DIVIDEND

Pennsauken, NJ, November 29, 2012 -- J & J Snack Foods Corp. (NASDAQ-JJSF) announced today that its Board of Directors has declared a regular quarterly cash dividend of $.16 per share of its common stock payable on December 27, 2012 to shareholders of record as of the close of business on December 11, 2012.  The cash dividend of $.16 per share represents a 23.1% increase from the previous quarterly dividend rate of $.13 per share.

J & J Snack Foods Corp.’s principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE and  SLUSH PUPPIE frozen beverages, LUIGI’S, MAMA TISH’S, SHAPE UPS, MINUTE MAID*  frozen juice bars and ices, WHOLE FRUIT sorbet and frozen fruit bars, MARY B’S biscuits and dumplings, DADDY RAY’S fig and fruit bars, TIO PEPE’S and CALIFORNIA CHURROS churros, THE FUNNEL CAKE FACTORY funnel cakes,  MRS. GOODCOOKIE, CAMDEN CREEK, COUNTRY HOME and READI-BAKE cookies, PATIO burritos and HAND FULLS and HOLLY RIDGE BAKERY filled handheld  products.  J & J has manufacturing facilities in Pennsauken, Bridgeport and Bellmawr, New Jersey; Scranton, Hatfield and Chambersburg, Pennsylvania; Carrollton, Texas; Atlanta, Georgia; Moscow Mills, Missouri; Pensacola, Florida; Colton, Vernon  and Norwalk, California; Holly Ridge, North Carolina; and Weston, Oregon.
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*MINUTE MAID is a registered trademark of The Coca-Cola Company.

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